UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 12, 2020
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Exchange Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 12, 2020, ImmuCell Corporation (the "Company") executed definitive agreements covering a loan with the Maine Technology Institute (MTI) in the aggregate principal amount of $500,000. No principal payments are due until December 2022, and the note bears no interest until October 2022, at which time principal and interest payments are due quarterly at a fixed rate of 5% per annum based on a five-year amortization schedule until September 2027.

The credit facility is subordinated to the Company’s indebtedness to Gorham Savings Bank, which indebtedness is secured by mortgages and security interests with respect to substantially all of the Company’s assets. The Company’s failure to make timely payments of principal and interest, or otherwise to comply with the terms of its agreements with MTI, would entitle MTI to accelerate the maturity of such debt and demand repayment in full.

The Note Purchase Agreement and the Subordinated Promissory Note executed in connection with this credit facility are attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

EX-99.1	Press release of the Company dated June 16, 2020.

EX-99.2	Note Purchase Agreement executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 12, 2020.

EX-99.3	Subordinated Promissory Note for $500,000 executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 12, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2020	IMMUCELL CORPORATION

	By:	/s/ Michael F Brigham
Michael F. Brigham President, Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press release of the Company dated June 16, 2020.

EX-99.2	Note Purchase Agreement executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 12, 2020.

EX-99.3	Subordinated Promissory Note for $500,000 executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 12, 2020.

3